REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Municipals
Trust II and Shareholders of Eaton Vance
Insured Municipal Income Fund (formerly
Eaton Vance Insured Municipals Fund) and
Eaton Vance Kansas Municipal Income
Fund (formerly Eaton Vance Kansas
Municipals Fund):
In planning and performing our audits of the
financial statements of Eaton Vance Insured
Municipal Income Fund (formerly Eaton
Vance Insured Municipals Fund) and Eaton
Vance Kansas Municipal Income Fund
(formerly Eaton Vance Kansas Municipals
Fund) (collectively the "Funds") (certain of
the funds constituting Eaton Vance
Municipals Trust II) as of and for the year
ended January 31, 2010, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds' internal
control over financial reporting, including
controls over safeguarding securities, as a
basis for designing our auditing procedures
for the purpose of expressing our opinion on
the financial statements and to comply with
the requirements of Form N-SAR, but not
for the purpose of expressing an opinion on
the effectiveness of the Trusts' internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the funds; (2) provide
reasonable assurance that transactions are
recorded as necessary to permit preparation
of financial statements in accordance with
generally accepted accounting principles,
and that receipts and expenditures of the
funds are being made only in accordance
with authorizations of management of the
fund and trustees of the trust; and (3)
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or disposition
of a fund's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of the funds'
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operations,
including controls for safeguarding
securities that we consider to be a material
weakness, as defined above, as of January
31, 2010.
This report is intended solely for the
information and use of management and the
Trustees of Municipals Trust II and the
Securities and Exchange Commission and is
not intended to be and should not be used by
anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 17, 2010